Exhibit 13.1

Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Barclays PLC, a public limited company incorporated under the laws of England and Wales (“Barclays”), and Barclays Bank PLC, a public limited company incorporated under the laws of England and Wales (“Barclays Bank” and, together with Barclays, the “Companies”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 (the “Report”) of the Companies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: 10/3/05

/s/ John Varley
John Varley
Title:	Group Chief Executive

Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Barclays PLC, a public limited company incorporated under the laws of England and Wales (“Barclays”), and Barclays Bank PLC, a public limited company incorporated under the laws of England and Wales (“Barclays Bank” and, together with Barclays, the “Companies”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 (the “Report”) of the Companies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: 10/3/05

/s/ Naguib Kheraj
Naguib Kheraj
Title:	Group Finance Director